UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2021
___________________________
SkyWater Technology, Inc.
(Exact name of registrant as specified in its charter)
___________________________

Delaware	001-40345	37-1839853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East 86th Street Bloomington, Minnesota	55425
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 851-5200
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered under Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SKYT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 5, 2021, Khoua Yang notified SkyWater Technology, Inc. (the “Company”) that he intends to resign as Vice President, Finance (“principal accounting officer”) of the Company effective November 1, 2021. Mr. Yang’s decision to resign is not related to any disagreement with the Company or its independent registered public accountants on any matter relating to the Company’s financial or accounting operations, policies or practices.
Steve Manko, the Company’s Chief Financial Officer, will perform the responsibilities of principal accounting officer of the Company upon the departure of Mr. Yang.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWater Technology, Inc.

Date: October 8, 2021	/s/ Thomas J. Sonderman
	Name:	Thomas J. Sonderman
	Title:	President and Chief Executive Officer